Rackspace Promotes Lew Moorman to President

SAN ANTONIO - Dec. 8, 2011 -- Rackspace Hosting® today announced the promotion of Lew Moorman to President, effective immediately. Moorman, 41, will continue to report to Lanham Napier. With the promotion, Moorman will assume the title of President and Napier will continue to serve as Chief Executive Officer. Previously Moorman was President, Cloud and Chief Strategy Officer.

For several years Moorman has driven strategic planning, product development, acquisitions, and other new business initiatives across the company. As President of Rackspace's Cloud business he has led the company's fastest growing business. In his new role as president of the company, Moorman will continue to own strategy and product development, including cloud computing technologies as well as the sales and support segments globally.

Moorman joined Rackspace in 2000, just over a year after the company's founding, and has played an instrumental role in building Rackspace into the service leader in cloud computing. The company today serves more than 164,000 customers in 120 countries, and more than 3,800 employees, known as Rackers, in the U.S., Europe, Asia, and Australia. The company went public in 2008; its stock trades under the symbol RAX, on the New York Stock Exchange.

“Lew has helped transform Rackspace from a small dedicated-hosting company to the service leader in cloud computing,” says Napier. “Lew's insight and judgment have served us well through our strategic acquisitions, the development of our multi-tenant Cloud business, and the huge bet that we've made on open standards, through our founding of OpenStack.”

Moorman serves as a commissioner on Tech America's Cloud2 Commission, supporting the federal government's exploration and adoption of cloud services. He also serves on the Texas Biomedical Research Institute board of trustees. Moorman received a B.A. from Duke University and a J.D. from Stanford Law School. Before joining Rackspace, Moorman held several positions at the management-consulting firm McKinsey & Company, advising high technology clients on critical strategic issues.

About Rackspace
Rackspace Hosting (NYSE: RAX) is the service leader in cloud computing, and a founder of OpenStack™, an open source cloud operating system. The San Antonio-based company provides Fanatical Support® to its customers and partners, across a portfolio of IT services, including Managed Hosting and Cloud Computing. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company and was featured on Fortune's list of 100 Best Companies to Work For. The company was also positioned in the Leaders Quadrant by Gartner Inc. in the "2010 Magic Quadrant for Cloud Infrastructure as a Service and Web Hosting." For more information, visit www.rackspace.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, the success of leadership transition, company growth or success of new operational initiatives, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the integration and effectiveness of new leadership into the Rackspace culture and business operations, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures and other risks that are described in Rackspace Hosting's Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 9, 2011. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Contact
Natalie Silva
210-312-1673
natalie.silva@rackspace.com